Exhibit 23.12

CONSENT OF

MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED

We hereby consent to the use of our name and to the description of our advice to the Board of Directors of Gold Kist Inc. as described under the caption “The Supplemented Plan of Conversion -- Background of the Conversion” in the Disclosure Statement-Prospectus Supplement of Gold Kist Holdings Inc., which Disclosure Statement-Prospectus Supplement is part of Amendment No. 2 to the Registration Statement on Form S-4 of Gold Kist Holdings Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated

New York, New York

October 6, 2004